     Exhibit 10

SEVENTH AMENDMENT TO CREDIT AGREEMENT

     This Amendment, dated as of April 29, 2002, is made by and among INNOVEX, INC., a Minnesota corporation (the “Borrower”), each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to the Credit Agreement (defined below) pursuant to the terms and conditions of Article VIII of the Credit Agreement (herein collectively called the “Banks” and individually each called a “Bank”), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, formerly known as Norwest Bank Minnesota, National Association, a national banking association, in its separate capacity as administrative agent for itself and all other Banks (in such capacity, the “Agent”).

Recitals

     A. The Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of September 15, 1999, a First Amendment to Credit Agreement dated as of June 29, 2000, a Second Amendment to Credit Agreement dated as of December 31, 2000, a Third Amendment to Credit Agreement dated as of March 30, 2001, a Fourth Amendment to Credit Agreement dated as of June 30, 2001, a Fifth Amendment to Credit Agreement dated as of September 30, 2001 and a Sixth Amendment to Credit Agreement dated as of February 14, 2002 (as so amended and as further amended or restated from time to time, the “Credit Agreement”).

     B. Currently, the Borrower is in default of several provisions of the Credit Agreement, and the Borrower has requested that the Banks and the Agent waive the existing defaults and provide certain other financial accommodations.

     C. The Banks and the Agent are willing to grant the Borrower’s requests subject to the terms and conditions set forth below.

Agreement

     ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the Borrower, the Banks and the Agent agree as follows:

     1. Definitions. All capitalized terms used in this Amendment and not otherwise specifically defined in this Amendment shall have the meanings given such terms in the Credit Agreement. In addition, Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions in the appropriate alphabetical location:

“Revolving Commitment Amount” shall mean Two Million Five Hundred Thousand Dollars ($2,500,000), being the maximum amount of the Revolving Commitments of all Banks, in the aggregate, to make Revolving Advances to the Borrower pursuant to Section 2.1, subject to reduction in accordance with Section 2.14(a).

“Seventh Amendment” means the Seventh Amendment to Credit Agreement, dated as of April 29, 2002, by and among the Borrower, the Banks and the Agent.

     2. Covenant Waivers.

     (a) March 31, 2002 Covenant Computation Date. The requirements of Section 5.9 of the Credit Agreement regarding the Borrower’s Minimum Interest Coverage Ratio, Section 5.10 of the Credit Agreement regarding the Borrower’s Maximum Leverage Ratio and Section 5.11 of the Credit Agreement regarding the Borrower’s Minimum Net Worth are waived by Banks. Such waivers are limited to the March 31, 2002 Covenant Computation Date.

     (b) June 30, 2002 Covenant Computation Date.

(i) Minimum Interest Coverage Ratio. The requirement of Section 5.9 of the Credit Agreement regarding the Borrower’s Minimum Interest Coverage Ratio as of June 30, 2002 is waived by the Banks, provided, however such Minimum Interest Coverage Ratio must not be less than –0.69 to 1.00. Such waiver is limited to the June 30, 2002 Covenant Computation Date and shall be ineffective if the Minimum Interest Coverage Ratio is less than –0.69 to 1.00.

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(ii) Leverage Ratio. The requirement of Section 5.10 of the Credit Agreement regarding the Borrower’s Leverage Ratio as of June 30, 2002 is waived by the Banks, provided, however, such Leverage Ratio must not be more than 6.15 to 1.00. Such waiver is limited to the June 30, 2002 Covenant Computation Date and shall be ineffective if the Leverage Ratio is more than 6.15 to 1.00.

(iii) Minimum Net Worth. The requirement of Section 5.11 of the Credit Agreement regarding the Borrower’s Minimum Net Worth as of June 30, 2002 is waived by the Banks, provided, however, such Minimum Net Worth must not be less than $68,101,078. Such waiver is limited to the June 30, 2002 Covenant Computation Date and shall be ineffective if the Minimum Net Worth is less than $68,101,078.

     3. Term Note Payments. On the execution of this Agreement, the Borrower shall (a) prepay the July 1, 2002 scheduled payment under the Term Notes by making a payment to the Agent in immediately available funds in the amount of $1,562,500 and (b) prepay the final scheduled payment under the Term Notes by making an additional payment to the Agent in the Amount of $1,562,500 (collectively, the “Term Note Payments”). Notwithstanding the Term Note Payments contained herein, all other scheduled payments under the Term Notes are due and owing as scheduled under the terms of the Credit Agreement.

     4. Waiver Fee. In consideration for the waivers contained herein, on the date this Amendment is executed, the Borrower shall pay the Agent a non-refundable fully-earned waiver fee in the amount of $10,000 for the pro rata account of the Banks on the basis of their respective Percentages.

     5. Conditions to Effectiveness. This Amendment, including the covenant waivers contained in paragraph 2 herein, shall not be or become effective unless the Agent receives each of the following items in form and substance acceptable to the Agent on or before May 1, 2002:

(a) This Amendment, duly executed by the Agent, the Banks and the Borrower, and duly acknowledged by the Guarantors;

(b) A certified copy of the resolutions of the Board of Directors of the Borrower evidencing that the officers of the Borrower have authority to enter into this Amendment and the transactions contemplated by this Amendment (which resolutions may, at the option of the Agent, be in the form of ratifying resolutions);

(c) Payment of the Term Note Payments as set forth in paragraph 3;

(d) Payment of the fee referenced in paragraph 4; and

(e) Payment of all legal fees incurred by the Agent through the date of this Amendment.

     6. Continued Effectiveness. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in all other respects in full force and effect.

     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     8. Acknowledgment Regarding Revolving Facility. The Borrower and each Guarantor, by signing its respective Acknowledgement and Agreement set forth below, hereby acknowledge that (a) the Maturity Date of the Revolving Facility is September 15, 2002 and (b) the Agent has informed the Borrower that the Banks have no present intention to renew or extend the Revolving Facility and, as such, all outstanding amounts owed to the Agent and the Banks under the Revolving Facility will become due and owing on September 15, 2002 (or such earlier date which may occur upon an Event of Default under the terms of the Credit Agreement), and (c) it is in the best interest of the Borrower to seek alternate financing for its business operations as soon as possible.

     9. Release. The Borrower and each Guarantor, by signing its respective Acknowledgment and Agreement set forth below, each hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Banks, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (the “Released Parties”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against such Released Party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment in connection with or related to the transactions evidenced by the Loan Documents, whether such claims, demands and causes of action are mature or unmatured or known or unknown.

     10. No Other Waiver. Except as expressly set forth herein, the execution of this Amendment shall not be deemed to be a waiver of any Event of Default under the Credit Agreement, whether or not known to the Agent and/or the Banks and whether or not existing on the date of this Amendment.

     11. Representations and Warranties. The Borrower hereby represents and warrants to the

Agent and the Banks as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations under the Credit Agreement, as amended by this Amendment, and the Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

(b) The execution, delivery and performance by the Borrower of the Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the Articles of Incorporation or By-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     12. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in any of the other Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

INNOVEX, INC.

By Its

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, formerly known as Norwest Bank Minnesota, National Association, as Bank and as Agent

By Its

U.S. BANK NATIONAL ASSOCIATION, as Bank

By Its

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